SMITH BARNEY INVESTMENT TRUST
     SMITH BARNEY INTERMEDIATE MATURITY CALIFORNIA MUNICIPALS
FUND
     SMITH BARNEY INTERMEDIATE MATURITY NEW YORK MUNICIPALS FUND
     SMITH BARNEY LARGE CAPITALIZATION GROWTH FUND
     SMITH BARNEY MID CAP CORE FUND
     SMITH BARNEY CLASSIC VALUES FUND


Sub-Item 77E

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated
JUNE 2, 2005 filed on JUNE 20, 2005.
(Accession No. 0001193125-05-119196)